Exhibit 99.1

News Release	Contacts:

For Immediate Release	James J. Hyland, VP Investor Relations
(636) 534-2369
Email: investor.relations@tlcvision.com
TLC VISION ENTERS AGREEMENT FOR
ALTERNATIVE RESTRUCTURING PLAN
WITH CHARLESBANK CAPITAL PARTNERS
Plan Would Retain Canadian Centers
Secures $25 Million Debtor-In-Possession Financing
ST. LOUIS, MO, — February 3, 2010 — TLCVision Corporation, North America’s premier eye care services company, announced today that it has entered into a plan sponsor agreement with certain affiliates of a fund managed by Charlesbank Capital Partners pursuant to which the Company has proposed an alternative plan of reorganization which would result in the payment in full of all outstanding amounts owing to the Company’s senior secured lenders under its credit facility and under the Company’s current debtor-in-possession financing. In connection with the new plan, Charlesbank has agreed to provide $25 million in debtor-in-possession financing.
The new plan with Charlesbank provides for the following: the payment in full of all amounts owing to the Company’s senior secured lenders under its credit facility; the acquisition by Charlesbank of substantially all the assets of the Company, including 100% of the equity of TLC Vision (USA) Corporation and the Company’s six refractive centers in Canada; payments to employees and critical vendors in the ordinary course of business; and distributions to certain secured and unsecured creditors. There is no assurance of any distribution of funds to the shareholders of the Company under the plan. The plan sponsor agreement is subject to Bankruptcy Court approval and completion of the plan is subject to customary conditions, including Bankruptcy Court approval and all other regulatory approvals.
In connection with the plan sponsor agreement, the Charlesbank fund has provided a written commitment to fund up to $134.4 million to or for the benefit of the Company and its subsidiaries subject to the Chapter 11 proceedings, in connection with the plan and the transactions contemplated thereby. The written funding commitment is subject to the satisfaction of all conditions to the plan sponsor’s obligations set out in the plan sponsor agreement and certain other conditions.
To expedite its financial restructuring, the Company and two of its wholly owned subsidiaries, TLC Vision (USA) Corporation and TLC Management Services Inc., previously filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on December 21, 2009. In addition, the Company has received recognition of its Chapter 11 filing in a case in the Ontario Superior Court of Justice under the Canadian Companies’ Creditors Arrangement Act. No other company operations, affiliates or subsidiaries — including its TLC Laser Eye Centers — are involved in the filing.
TLCVision President and Chief Operating Officer Jim Tiffany stated, “After careful analysis by our board of directors and advisors, we have decided to enter into an alternative plan of reorganization with Charlesbank. Charlesbank is committed to helping us grow our business and has made a significant funding commitment that will allow us to emerge from our Chapter 11 filing with a strong competitive advantage, including the retention of our Canadian centers. Additionally, and critically, upon closing of the Charlesbank transaction, the Company will pay in full over $100 million of existing secured debt and emerge from Chapter 11 with a substantially de-levered balance sheet. We look forward to partnering with Charlesbank.”

Continued Tiffany, “The agreement with Charlesbank will not affect the Company’s commitments to employees, affiliates, vendors and others. Clinical care for patients has continued without change or interruption since the filing and will continue without change under the new plan. TLCVision will continue to honor the TLC Lifetime Commitment. It has been and will continue to be ‘business as usual’ at TLC.”
In conjunction with today’s announcement, TLCVision has exercised its right of termination pursuant to its existing plan support agreement with its senior secured lenders and has filed motions seeking a temporary restraining order to prevent such lenders from exercising remedies that might interfere with the new plan prior to its approval by the Bankruptcy Court and for approval of the plan sponsor agreement and new debtor-in-possession financing.
For access to Court documents and other general information about the Chapter 11 cases, please visit http://chapter11.epiqsystems.com. In addition, the Company has established a restructuring hotline: 877-879-5075 for U.S. and Canadian callers, 503-597-7713 for international callers.
Forward-Looking Statements
 This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to the proposed terms of the restructuring plan; the Company’s ability to complete the restructuring, as proposed or otherwise, and to do so in a timely manner; whether the Bankruptcy Court will approve the restructuring plan; the effects of the restructuring on existing creditors and shareholders; the impact of the restructuring on the Company’s general liquidity; the ability of the Company and its subsidiaries to operate in the ordinary course of business and continue paying vendors, suppliers, employees and other obligations during the restructuring process; the impact of the restructuring on existing and future patient and vendor relationships; economic conditions, the level of competitive intensity for laser vision correction; the market acceptance of laser vision correction; concerns about potential side effects and long-term effects of laser vision correction; the ability to maintain agreements with doctors on satisfactory terms; quarterly fluctuation of operating results that make financial forecasting difficult; the volatility of the market price of our common shares; profitability of investments; successful execution of our direct-to-consumer marketing programs; the ability to open new centers; the reliance on key personnel; medical malpractice claims and the ability to maintain adequate insurance therefor; claims for federal, state and local taxes; compliance with industry regulation; compliance with U.S. and Canadian healthcare regulations; and disputes regarding intellectual property, many of which are beyond our control.
Therefore, should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. TLCVision assumes no obligation to update the information contained in this press release.
About TLCVision
 TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.tlcvision.com.

About Charlesbank Capital Partners
 Charlesbank Capital Partners, LLC is a middle-market private equity investment firm managing more than $2 billion of capital. Charlesbank focuses on management-led buyouts and growth capital financings, typically investing $50 million to $150 million per transaction in companies with enterprise values of $100 million to $750 million. The firm seeks to partner with strong management teams to build companies with sustainable competitive advantages and excellent prospects for growth. For more information, visit www.charlesbank.com.
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